UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
Schedule 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)

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☐	Soliciting Material Pursuant to Section 240.14a-12

XRS Corporation
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XRS CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600
January 10, 2014
Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of XRS Corporation to be held on Thursday, February 20, 2014, at Hilton Minneapolis/Bloomington, 3900 American Boulevard West, Bloomington, Minnesota, 55437, at 3:30 p.m.

This year you are presented with the following proposals:

1.	To elect seven directors;

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented, regardless of the number of shares that you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

Very truly yours,

John J. Coughlan
Chairman and Chief Executive Officer

XRS CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600
_________________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY FEBRUARY 20, 2014
_________________________________________
To the Shareholders of XRS Corporation:

The Annual Meeting of Shareholders (Annual Meeting) of XRS Corporation (XRS or the Company or we or our or us) will be held on Thursday, February 20, 2014, at Hilton Minneapolis/Bloomington, 3900 American Boulevard West, Bloomington, Minnesota, 55437 at 3:30 p.m. for the following purposes:

1.	To elect seven directors to serve for a one-year term expiring when their successors are elected and qualified at the Annual Meeting in 2015:

Only 5 of the 7 directors will be elected by the holders of our common and Preferred Stock. The two remaining directors will be elected by the holders of our Series B and Series G Preferred Stock, each voting as a class.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

We have fixed the close of business on January 3, 2014, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Our transfer books will not be closed. Whether or not you expect to be present personally at the Annual Meeting, please complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope at your earliest convenience. This will ensure your participation in the decisions to be made by the shareholders.

By Order of the Board of Directors

January 10, 2014	Michael W. Weber
Secretary

XRS CORPORATION
965 Prairie Center Drive
Eden Prairie, MN 55344
(952) 707-5600
__________________________________
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, FEBRUARY 20, 2014
__________________________________
GENERAL INFORMATION

This proxy statement is furnished to shareholders by the Board of Directors of XRS Corporation (XRS or the Company or we or our or us) for solicitation of proxies for use at the Annual Meeting of Shareholders (Annual Meeting) to be held on Thursday, February 20, 2014, at Hilton Minneapolis/Bloomington, 3900 American Boulevard West, Bloomington, Minnesota, 55437, at 3:30 p.m., and at all adjournments thereof. The purposes of the meeting and the matters to be acted upon are set forth in the preceding Notice of Annual Meeting of Shareholders. We are not currently aware of any other matters that will come before the meeting.

A copy of our Annual Report, which includes our report on Form 10-K for the fiscal year ended September 30, 2013, is enclosed for your information. It is not a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of and for the fiscal year ended September 30, 2013. This proxy statement and the Annual Report are being mailed to shareholders beginning on or about January 15, 2014.

We have asked brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of our common stock and we will reimburse them for their expenses in so doing. To ensure adequate representation at the meeting, our officers, agents and employees may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. We will bear all expenses incurred in connection with this solicitation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on Thursday, February 20, 2014.

This proxy statement is available at www.proxydocs.com/xrscorp.

The following proxy materials and related information are available for you to review online at www.proxydocs.com/xrscorp:

•	The Company's Notice of Annual Meeting of Shareholders and Proxy Statement;

•	The Company's Form 10-K for the fiscal year ended September 30, 2013;

•	The Form of Proxy;

•	The Letter to Shareholders; and

•	Directions to the Annual Meeting of Shareholders.

RECORD DATE AND VOTING

Our Board of Directors (the Board) has fixed January 3, 2014 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on the record date, we had issued and outstanding 10,996,686 shares of our common stock, par value $0.01 per share, 2,394,887 shares of our Series B Preferred Stock, 1,269,036 shares of our Series C Preferred Stock, 1,566,580 shares of our Series D Preferred Stock, 1,340,091 shares of our Series F Preferred Stock and 10,066,663 shares of our Series G Preferred Stock. The Series B, Series C, Series D, Series F and Series G Preferred Stock are referred to collectively as the “Preferred Stock” herein. Each share of common stock and Preferred Stock is entitled to one vote on each proposal to be presented at the meeting and one vote in each applicable class vote on such proposal. In addition, the Series B and Series G Preferred Stock vote separately, each as a class, with respect to the election of two of the seven nominees for election as directors, and certain other proposals requiring separate class votes of our common stock and each series of the Preferred Stock. There is no right of cumulative voting.

The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares entitled to vote constitutes a quorum for the transaction of business. All shareholders are entitled to one vote for each share of our common stock or Preferred Stock held as of the record date. Similarly, the presence at the Annual Meeting in person or by proxy of a majority of the outstanding shares of a series of our Preferred Stock is required before a class vote of any such series of our Preferred Stock may be conducted.

HOW TO VOTE
By signing and returning the enclosed proxy card, you will be giving your proxy to our Chairman and Chief Executive Officer (CEO) and our Chief Financial Officer (CFO) and authorizing either of them to vote your shares.

REQUIRED VOTE(S)
Election of Directors.  Five of the directors are elected by a plurality of the voting power of the outstanding shares of our common stock and Preferred Stock present and entitled to vote. Shareholders do not have the right to cumulate their votes in the election of directors. Holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, are entitled to nominate and elect up to two additional directors. For the Annual Meeting, the holders of Series B Preferred Stock have nominated only one such director, who will be elected by a plurality of the voting power of the outstanding shares of Series B Preferred Stock. Holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, are entitled to nominate and elect up to one additional director. For the Annual Meeting, the holders of Series G Preferred Stock have nominated one director, who will be elected by a plurality of the voting power of the outstanding shares of Series G Preferred Stock.

REQUIRED VOTE(S) (continued)
Other Proposals. The affirmative vote of the holders of the greater of (i) a majority of the voting power of the outstanding shares of our common stock and Preferred Stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting and (ii) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the Annual Meeting is required for approval of all other proposals in this proxy statement. A shareholder who abstains with respect to any of these proposals will have the effect of casting a negative vote on that proposal. A shareholder who does not vote in person or by proxy on a proposal (including a broker non-vote) will have no effect on the outcome of these proposals.

HOW YOUR PROXY WILL BE VOTED
Unless revoked, all properly executed proxies will be voted as specified. Proxies that are signed but that lack any specification will, subject to the following, be voted "FOR" each director nominee and "FOR" the other proposal. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, then the persons named in the proxy will vote in accordance with their discretion

All common stock and Preferred Stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.

HOW TO REVOKE YOUR PROXY
You have the power to revoke your proxy at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received by us, at the Company, addressed to the attention of Michael W. Weber, CFO, on or before February 19, 2014. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting room. Note that any proxy received by the Company prior to the Annual Meeting will revoke any prior proxy given by the shareholder.

ABSTENTIONS
If you abstain from voting as to any matter, your shares shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter.

BROKER NON-VOTES
If a broker turns in a “non-vote” proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy will be considered present at the meeting for purposes of determining a quorum but will not be considered to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

DISSENTERS’ RIGHTS	No shareholders are entitled to any dissenters' rights with respect to any matters to be acted upon at the Annual Meeting.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

The following table sets forth as of January 3, 2014, the record and beneficial ownership of common stock held by (i) each person who is known by us to be the beneficial owner of more than 5.0 percent of our common stock; (ii) each of the current directors and nominees; (iii) each Named Executive Officer as defined in the section entitled “Executive Compensation”; and (iv) all of our executive officers and directors as a group.

Securities reported as “beneficially owned” include (i) securities over which the named person may exercise voting power or investment power, alone or with others, and (ii) the number of shares that the named person has the right to acquire within sixty days after January 3, 2014. Unless otherwise noted, the address for each shareholder below is our executive offices.

	Number of Shares Owned (1)(2)(3)		Percentage (4)
John J. Coughlan (5)(6)	1,586,816		13.2%
Mark E. Claeys (5)(6)(7)	—		—
Donald R. Dixon (5)(6)(8)	8,191,374	(12) (13)	42.8%
Thomas G. Hudson (5)(6)	95,225		*
Christopher P. Marshall (5)(6)(9)(10)	11,984,266	(14)(15)(16)(17)	52.3%
Michael J. Paxton (5)(6)	74,999		*
Karen T. Van Lith (5)(6)	52,500		*
Brendan F. Reidy	—		—
Michael W. Weber	166,351		1.5
All executive officers, current directors and director nominees as a group (10 persons)	22,234,865		68.6%
Technology Crossover Management VII, Ltd. 528 Ramona Street Palo Alto, CA 94301	11,969,166	(14)(15)(16)	52.2%
Trident Capital Management-V, LLC (11) 505 Hamilton Avenue, Suite 200 Palo Alto CA 94301	8,191,374	(12)(13)	42.8%
John Deere Special Technologies Group, Inc. (11) 300 Grimes Bridge Road Roswell GA 30075	2,144,060		19.5%

*	Indicates ownership of less than 1.0 percent.

(1)
Includes shares of common stock issuable under options exercisable within 60 days of January 3, 2014 as follows: John J. Coughlan – 928,260 shares; Donald D. Dixon – 35,000 shares; Thomas G. Hudson – 46,250 shares; Christopher P. Marshall – 60,000 shares; Michael J. Paxton – 45,000 shares; Karen T. Van Lith – 35,000 shares; Michael W. Weber – 122,166 shares; all executive officers, directors and director nominees as a group – 1,338,343 shares.

(2)
Includes restricted stock units scheduled to vest within 60 days of January 3, 2014 as follows: John J. Coughlan – 112,179 units; Michael W. Weber – 30,476 shares; all executive officers, directors and director nominees as a group – 159,322 shares. Restricted stock units are convertible into a share of common stock upon vesting and settlement.

(3)
Includes shares of common stock issuable upon conversion of Series F Preferred Stock and exercise of related warrants as follows: John J. Coughlan – 5,857 shares; all executive officers, directors and director nominees as a group – 5,857.

(4)
Any securities not outstanding that are subject to options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such holder, but not outstanding for the purpose of computing the percentage of common stock owned by any other holder.

(5)	Currently a director.

(6)	Nominee for election as director.

(7)	Nominee of John Deere Special Technologies Group, Inc.

(8)
Nominee of the holders of the Series B Preferred Stock, which is exclusively held by the entities affiliated with Trident Capital Management – V, LLC (collectively, Trident Capital), who are also the sole holders of our Series C and Series D Preferred Stock and a portion of our Series F and Series G Preferred Stock. As holders of Series B Preferred Stock, Trident Capital is entitled to vote for up to two directors as a class so long as they hold at least 325,000 shares of Series B Preferred Stock. Trident Capital has designated only one nominee for election at the Annual Meeting.

(9)
Nominee of holders of the Series G Preferred Stock. Holders of Series G Preferred Stock are entitled to vote for one director as a class so long as there remain at least 2,500,000 shares of Series G Preferred Stock outstanding.

(10)
Mr. Marshall is a Class A Director of Technology Crossover Management VII, Ltd. (collectively, TCV), a Cayman Islands exempted company. Technology Crossover Management VII, L.P., a Cayman Islands exempted limited partnership (Management VII) is the direct general partner of TCV VII, L.P., a Cayman Islands exempted limited partnership (TCV VII) and TCV VII (A), L.P., a Cayman Islands exempted limited partnership (TCV VII (A)). TCV is the direct general partner of Management VII, the ultimate general partner of TCV VII and TCV VII (A), and a general partner of TCV Member Fund, L.P., a Cayman Islands exempted limited partnership (Member Fund). Each of TCV, Management VII and Mr. Marshall disclaim beneficial ownership of such securities held by TCV VII, TCV VII (A) and Member Fund, except to the extent of their respective pecuniary interest therein.

(11)
Trident Capital has entered into an Amended and Restated Voting Agreement with John Deere Special Technologies Group, Inc. (JDSTG) whereby JDSTG, among other things, (i) agrees to vote for the Series B Preferred Stock nominee(s) for director, at such time as Trident Capital no longer holds a sufficient number of shares of Preferred Stock to elect two directors as a separate class, but only for so long as Trident Capital owns at least 800,000 shares of Common Stock (directly or by ownership of Preferred Stock on an as-converted to Common Stock basis), and (ii) grants Trident Capital a right of first refusal to acquire a portion of the shares of common stock held by JDSTG in the event that JDSTG determine to sell or transfer such shares in certain situations.

(12)
Includes 7,077,348 shares issuable upon conversion of Series B, Series C, Series D, Series F and Series G Preferred Stock and 1,024,026 shares issuable upon exercise of related warrants. The record holders of the shares underlying Preferred Stock and warrants to purchase common stock are set forth in the following table.

	Series B	Series C	Series D		Series F		Series G
	Preferred Stock	Preferred Stock	Preferred Stock	Warrants	Preferred Stock	Warrants	Preferred Stock	Warrants
Trident Capital Fund-V, L.P.	2,145,426	1,136,849	1,403,400	421,020	907,942	272,382	746,530	223,959
Trident Capital Fund-V Affiliates Fund, L.P.	12,470	6,607	8,156	2,447	5,277	1,583	4,338	1,301
Trident Capital Fund-V Affiliates Fund (Q), L.P.	11,899	6,305	7,783	2,335	5,036	1,511	4,140	1,242
Trident Capital Fund-V Principals Fund, L.P.	62,097	32,905	40,620	12,186	26,279	7,884	21,607	6,482
Trident Capital Parallel Fund-V, C.V.	162,995	86,370	106,621	31,986	68,980	20,694	56,716	17,014

(13)
Includes 12,500 shares of common stock awards and 25,000 options exercisable for shares of common stock (collectively, the Trident Awards), granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors by Trident Capital. The Trident Awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capital’s operating agreement. Mr. Marshall disclaims beneficial ownership of the Trident Awards and of any shares of common stock that may be received upon the conversion or exercise of any Trident Awards, except to the extent of his pecuniary interest therein.

(14)
Does not include 12,500 shares of common stock awards and 25,000 options exercisable for shares of common stock (together, the Trident Awards), in each case beneficially owned by Trident Capital. The Trident Awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors by holders of Series B Preferred Stock. The Trident Awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capital's operating agreement. Mr. Marshall disclaims beneficial ownership of the Trident Awards and of any shares of common stock that may be received upon the exercise thereof. In addition, Mr. Marshall is a former member of Trident Capital and, as such, has a continuing indirect interest in the Trident Securities held by Trident Capital. Mr. Marshall disclaims beneficial ownership of the Trident Securities and of any shares of common stock that may be received upon the conversion or exercise of any Trident Securities, except to the extent of his pecuniary interest therein.

(15)
Includes 9,166,666 shares issuable upon conversion of Series G Preferred Stock and 2,750,000 shares issuable upon exercise of related warrants. The record holders of the shares of Series G Preferred Stock and warrants to purchase common stock are set forth in the following table.

	Preferred Stock	Warrants
TCV VII, L.P.	5,996,276	1,798,883
TCV VII (A), L.P.	3,114,008	934,202
TCV Member Fund, L.P.	56,382	16,915

(16)
Includes 17,500 shares of common stock awards and 35,000 options exercisable for shares of common stock (collectively, the TCV Awards), in each case beneficially owned by TCV. The TCV Awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors by holders of the Series G Preferred Stock, and the TCV Awards are held directly by Mr. Marshall solely for the benefit of TCV pursuant to the terms of TCV’s operating agreement.

(17)	Includes 15,100 shares of common stock owned individually by Mr. Marshall.

PROPOSAL 1

ELECTION OF DIRECTORS

All of the nominees named below are current directors of the Company.

Name	Age	Position
John J. Coughlan	55	Chairman of the Board and Chief Executive Officer
Mark E. Claeys	51	Director
Donald R. Dixon (1)	66	Director
Thomas G. Hudson	67	Lead Director
Christopher P. Marshall (2)	45	Director
Michael J. Paxton	67	Director
Karen T. Van Lith	54	Director

(1)	To be voted on by holders of Series B Preferred Stock only.

(2)	To be voted on by holders of Series G Preferred Stock only.

Four of the seven nominees were selected by the Governance and Nominating Committee of the Board of Directors. These nominees are John J. Coughlan, Thomas G. Hudson, Michael J. Paxton and Karen T. Van Lith. Under Mr. Coughlan's employment agreement, the Company has agreed to include Mr. Coughlan as a nominee for director at each Annual Meeting of Shareholders.

John Deere Special Technologies Group, Inc. (JDSTG) has the right to nominate three directors. Trident Capital has the right to nominate two directors (one of whom must be independent of Trident Capital and approved by the Governance and Nominating Committee of the Board of Directors if the total number of directors is seven or less) and the holders of the Series G Preferred Stock have the right to nominate one director. These rights were negotiated in connection with their respective investments in the Company. Mark E. Claeys is a nominee of JDSTG; Donald R. Dixon is a nominee of the holders of the Series B Preferred Stock, which is exclusively held by Trident Capital; and Christopher P. Marshall is a nominee of the holders of the Series G Preferred Stock. Each of JDSTG and Trident Capital has designated just one nominee for election at the Annual Meeting.

Our Board of Directors currently consists of seven directors. Our Board of Directors has determined that six of our current seven directors are independent directors, as defined by the NASDAQ Stock Market Rules. The independent directors are Messrs. Claeys, Dixon, Hudson, Marshall and Paxton and Ms. Van Lith.

Members of our Board of Directors are elected at the Company's annual meetings unless otherwise determined by the Board of Directors or the shareholders. Our directors serve a one-year term expiring upon the election of their successors at the next annual meeting. In the event any nominee should be unavailable to stand for election at the time of an annual meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

Director Nominees

John J. Coughlan: Mr. Coughlan's background information is disclosed in the section entitled “Executive Compensation”. Mr. Coughlan has significant prior experience managing software companies and brings broad expertise in the development, marketing and selling of software solutions and services. He also provides the Company with leadership for employee motivation and development.

Mark E. Claeys: Director since May 2012. Mr. Claeys is the Director of Finance for Deere and Company's Intelligent Solutions Group and Enterprise Information Technology function. Mr. Claeys joined Deere & Company in 1988 as an Internal Auditor and completed a number of assignments at various Deere facilities in the finance arena, including three years as a Manager in Corporate Business Development. Prior to joining Deere & Company, Mr. Claeys worked as an auditor at the public accounting firm of Deloitte & Touche. Mr. Claeys holds a B.A. in Accounting from St. Ambrose University and is a licensed CPA. Currently, Mr. Claeys serves as a board member for the Deere Employees Credit Union.

Mr. Claeys brings to the Board a strong technology, financial and business background. Mr. Claeys has extensive experience in the technology industry.

Donald R. Dixon: Director since February 2010. Mr. Dixon is a co-founder of Trident Capital and has been a Managing Director since 1993. From 1988 to 1993, Mr. Dixon was Co-President of Partech International, a private equity fund manager associated with Banque Paribas. From 1983 to 1988, Mr. Dixon was a Managing Director of Alex. Brown & Sons. Earlier in his career, Mr. Dixon was a Vice President of Morgan Stanley & Co. and a Senior Account Officer at Citibank, N.A.

Mr. Dixon serves as a director of AccountNow, Advanced Payment Solutions, Amprius, eGistics, Inc., Infotrieve, Neohapsis, Odyssey Logistics, PAL, Qualys, RoyaltyShare, Solexant and Tiandi Energy. He is also on the investment committee of Mustang Ventures, an affiliated China fund of Trident Capital Fund VI. Mr. Dixon's past directorships include Affiliated Computer Services (ACS), Anasazi Inc. (acquired by Pegasus Solutions Inc.), BankAmerica Merchant Services, Inc. (BPI), BlueStar Solutions (acquired by ACS), Bytemobile, Inc. (acquired by Citrix), Clarus Systems, Inc. (acquired by OPNET Technologies), CSG Systems International, Inc. (CSGS), Epicor Software Corporation (EPIC), Epoch Partners (acquired by Goldman Sachs), Evolving Systems, Inc. (EVOL), InfoUSA, Inc. (IUSA), Merchant e-Solutions (acquired by Cielo), Pegasus Systems, Inc. (PEGS), Signio (acquired by Verisign), Sygate Technologies (acquired by Symantec) and Unison Software, Inc. (acquired by IBM).

Mr. Dixon earned his B.S.E. in Mechanical and Aerospace Engineering from Princeton University and his M.B.A. from Stanford Graduate School of Business. Mr. Dixon is Co-Chairman of the Advisory Committee of the Princeton University School of Engineering and Applied Sciences. He also serves on the Advisory Board of the Harvard Kennedy School Center for Public Leadership.

Mr. Dixon brings to the Board business leadership, corporate strategy and operating expertise, and a strong background in the software industry. In particular, he has extensive experience in growing software businesses, launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Dixon also lends an investor perspective based on his leadership role as a managing director of a private equity group.

Thomas G. Hudson: Director since October 2007. Since August 2011, Mr. Hudson has been Chief Executive Officer and a member of the board of directors of Municipal Parking Services, a provider of parking solutions to cities and municipalities. From May 2008 until August 2010, Mr. Hudson was Chairman and Chief

Executive Officer of Muve, Inc., a Mayo Clinic IP company that provides tools, software (SaaS) technology and coaching services to help individuals lose weight. Before joining Muve, Inc., Mr. Hudson was the Chief Executive Officer of Global Capacity, a start-up company that provides integrated communications logistics software solutions worldwide. Prior to joining Global Capacity in 2005, Mr. Hudson has served as Chairman and Chief Executive Officer of CNT, a provider of wide area storage networks, since 1996, as a director during the same period and as chairman of the board of directors since 1999. From 1993 to 1996, Mr. Hudson served as Senior Vice President of McGraw Hill Companies, a leading information services provider, serving also as General Manager of its F.W. Dodge Division, and as Senior Vice President, Corporate Development. From 1968 to 1993, Mr. Hudson served as Vice President and General Manager in a number of management positions at IBM Corporation. Mr. Hudson is a graduate of the University of Notre Dame with a bachelor's degree in Electrical Engineering and New York University with an M.B.A. in Finance. Mr. Hudson attended the Harvard Advanced Management Program in 1990. Mr. Hudson also currently serves on the board of ISNS. He previously served on the board of directors of CGSY, CNT, McData Corp, Lawson Software, Ciprico, Plato Software, Incentra Solutions, all publicly traded companies and three private companies, Wyndstrom, MQSoftware and AltoSoft Corporation.

Mr. Hudson brings to the Board business leadership, corporate strategy, operating expertise and a strong background in software technologies. In particular, he has extensive experience in launching new technologies, brand building and marketing.

Christopher P. Marshall: Director since December 2003. Mr. Marshall joined Technology Crossover Ventures in May 2008 as a General Partner and has been in the venture capital industry since 1995. His primary investment focus is the payments, Internet and mobile industries. Prior to joining TCV, Mr. Marshall spent 12 years at Trident Capital, focused on the payments, Internet and mobile markets. Earlier in his career, Mr. Marshall worked for Banque Paribas and the Chase Manhattan Bank. Mr. Marshall earned his B.A. from Hamilton College and his M.B.A. from the J. L. Kellogg Graduate School of Management at Northwestern University. Mr. Marshall also serves on the board of directors of HomeAway, Minted and has been involved in the firm’s investments in Facebook, Electronic Arts, Green Dot, Netflix and Groupon.

Mr. Marshall brings to the Board business leadership, corporate strategy and operating expertise, and a strong background in the software industry. In particular, he has extensive experience in growing software businesses, launching new products, brand building, innovation, marketing, customers and sales channels. Mr. Marshall also lends an investor perspective based on his leadership role as a managing director of a private equity group.

Michael J. Paxton: Director since May 2008. Mr. Paxton is currently Chief Executive Officer of MJP Growth Advisors, a privately held consulting firm. Mr. Paxton is also chairman of the board of directors of Transport Corporation of America, Inc. and previously served as that company's CEO and President from 2001 to 2007. Transport America is a national truckload carrier and logistics service company based in Eagan, Minnesota. From 2009 until May 2012, Mr. Paxton was President and Chief Executive Officer of Chamilia, Inc., a leading designer and manufacturer of high quality, personalized jewelry. From 1998 to 2001, he was the President and CEO of the Sunbeam Health and Safety Company, a subsidiary of Sunbeam. Beginning in 1996, he served as Chairman, President, and CEO of O-Cedar Holdings, Inc., the leading brand of consumer household cleaning tools in the United States. The majority of Mr. Paxton's career was spent in senior management positions with Pillsbury and Grand Metropolitan PLC (Diageo), the parent company. In 1992, he was appointed as President and CEO of the Haagen-Dazs Company. Prior to Pillsbury, Mr. Paxton held progressive sales and marketing positions with Safeco Insurance Company, The Drackett Products Company and Miles Laboratories. He also currently serves on the board of directors of Azteca Foods, Inc., Foster Farms, Inc. and Gemini, Inc.

Mr. Paxton brings to the Board business leadership, corporate strategy and operating expertise, and a strong background in consumer-packaged goods. Mr. Paxton has extensive experience in the transportation industry as well as launching new products, brand building, innovation and marketing.

Karen T. Van Lith: Director since May 2010. Ms. Van Lith currently serves as a consultant. From June 2011 until June 2012, she was Chief Executive Officer and a director of Make Music, Inc. Prior to joining Make Music, Ms. Van Lith was a consultant serving in the chief executive officer and chief restructuring officer roles at several companies requiring transformative leadership. From 1999 until October 2007, she was President and CEO of Gelco Information Network, a software company providing expense management solutions and trade promotion management services. She served in various capacities with Ceridian Corporation and Deluxe Corporation prior to joining Gelco Information Network. Ms. Van Lith currently serves on the board of Associated Banc-Corp.

Ms. Van Lith provides the Board with overall business and financial experience in various industries. Ms. Van Lith has extensive knowledge and experience in the software industry, including business to business and business to consumer software applications and services; on premises, web and mobile software platforms; and converting legacy software to web and mobile platforms.

Our Board of Directors recommends a vote “FOR” Proposal 1
To elect each director nominee

INFORMATION REGARDING THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

Board Leadership Structure

Our Company's Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Chairman of the Board (the Chairman) be either combined or separated, because the Board believes it is in the best interests of our Company to make this determination based on the position and direction of our Company and the constitution of the Board and management team. The Board of Directors periodically evaluates whether the roles of Chief Executive Officer and Chairman of the Board should be combined or separated. The Board of Directors has determined that having our Company's Chief Executive Officer serve as Chairman is in the best interest of our shareholders at this time. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company's strategy, and has access to the people, information and resources necessary to facilitate Board function. The Board of Directors believes that combining the roles of Chief Executive Officer and Chairman contributes to an efficient and effective Board.

Our non-management directors facilitate the Board's independence by meeting frequently as a group and fostering a climate of transparent communication. The Board of Directors elected Thomas G. Hudson to be the Lead Director for purposes of leading those meetings where Mr. Coughlan is not present. The high level of contact between our directors and our Chairman between Board meetings and the specificity contained in the Board's delegation of authority parameters also serve to foster effective Board leadership.

Oversight of Risk Management

Management is responsible for day-to-day risk assessment and mitigation activities, and our Company's Board of Directors is responsible for risk oversight, focusing on our Company's overall risk management strategy, our Company's degree of tolerance for risk and the steps management is taking to manage our Company's risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, the committees of the Board can be assigned responsibility for risk management oversight of specific areas.

The Audit Committee reviews the Company's portfolio of risk, discusses with management significant financial risks in conjunction with enterprise risk exposures, the Company's policies with respect to risk assessment and risk management and the actions management has taken to limit, monitor or control financial and enterprise risk exposure.

The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices relative to the design of our executive compensation programs and review of our incentive compensation programs for other employees. The Committee has reviewed with management whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks, which could have a material adverse effect on the Company.

The Governance and Nominating Committee has adopted a framework for the oversight of enterprise risk. The Committee works with management to identify, categorize and evaluate these risks, and also to develop risk mitigation and response strategies.

Director Compensation

For fiscal 2013, the non-employee directors received the following total compensation:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)(2)	Total ($)
Mark E. Claeys	—	—	—	—
Donald R. Dixon	—	9,100	9,600	18,700
Thomas G. Hudson	15,000	9,100	9,600	33,700
Christopher P. Marshall (3)	—	9,100	9,600	18,700
Michael J. Paxton	15,000	9,100	9,600	33,700
Karen T. Van Lith	15,000	9,100	9,600	33,700

(1)
Valuation of stock and option awards is based on the aggregate grant date fair value. See Note 8, Stock-Based Compensation, to the Company’s audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for a description of the valuation assumptions used.

(2)
Total shares subject to options outstanding at September 30, 2013: Donald R. Dixon – 35,000 shares; Thomas G. Hudson – 46,250 shares; Christopher P. Marshall – 60,000 shares; Michael J. Paxton – 45,000 shares; and Karen T. Van Lith – 35,000 shares.

(3)
Prior to the 2010 Annual Meeting of Shareholders, all options and stock awards were granted to Mr. Marshall in his capacity as a director nominated to the Board of Directors by Trident Capital. Such options and restricted stock awards are held directly by Mr. Marshall solely for the benefit of Trident Capital pursuant to the terms of Trident Capital’s operating agreement. Mr. Marshall disclaims beneficial ownership of all such options and restricted stock awards and of any shares of common stock that may be issuable upon the exercise thereof.

Non-employee directors (except Mr. Claeys, the JDSTG director, Mr. Dixon, the Series B Preferred Stock director and Mr. Marshall, the Series G Preferred Stock director), receive $15,000 annually to serve on the Board of Directors. This amount may be prorated based on actual time served on the Board of Directors during the fiscal year.

Each non-employee director (except Mr. Claeys, the JDSTG director) receives upon re-election at each Annual Meeting a 10,000-share stock option grant and a 5,000-share stock award, both pursuant to the Company's 2007 Long-Term Incentive and Stock Option Plan. This amount may be prorated based on actual time served on the Board of Directors during the fiscal year. The stock options are exercisable for ten years commencing at the date of grant at a price equal to the fair market value of the common stock on the date of grant. The stock award and stock options are fully vested at the time of award. At its discretion, the Company has the ability to offer a cash gross-up to offset the estimated tax liability incurred at the time of the stock award.

Each director is reimbursed by the Company for his or her actual out-of-pocket expenses for telephone, travel and miscellaneous items incurred on behalf of the Company.

Board Meetings and Committees

During the fiscal year ended September 30, 2013, the Board of Directors met eight times. The Audit Committee and the Compensation Committee of the Board of Directors generally meet immediately prior to and/or after quarterly meetings of the Board of Directors. No incumbent director attended fewer than 75 percent of the aggregate of the meetings of the Board of Directors and of the Board committees on which they served. The Board of Directors does not have a policy regarding attendance at the Annual Meeting. Three directors attended our Annual Meeting of Shareholders held on March 8, 2013.

The Board of Directors has established an Audit Committee, Compensation Committee and Governance and Nominating Committee. During the fiscal year ended September 30, 2013, each committee was composed of independent directors, as defined by the NASDAQ Stock Market Rules, as follows:

Audit Committee	Compensation Committee	Governance and Nominating Committee
Michael J. Paxton (Chairman)	Christopher P. Marshall (Chairman)	Thomas G. Hudson (Chairman)
Mark E. Claeys	Thomas G. Hudson	Michael J. Paxton
Donald R. Dixon
Karen T. Van Lith

Audit Committee

The purpose of the Audit Committee includes (i) annually selecting an independent registered public accounting firm, referred to herein as independent accountants, as auditors of the books, records and accounts of the Company; (ii) reviewing the scope of audits made by the independent accountants; and (iii) receiving and reviewing the audit reports submitted by the independent accountants and taking such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected. Refer to the section entitled “Audit Committee Report”. During the year ended September 30, 2013, the Audit Committee met four times. The Company has established an Audit Committee Charter that sets forth the Audit Committee's principal accountabilities. This Charter is available on our website, www.xrscorp.com.

The Board of Directors has determined that all Audit Committee members are financially literate as defined by the NASDAQ Stock Market Rules and all members qualify as "audit committee financial experts" as defined by the Securities and Exchange Commission.

Compensation Committee

The purpose of the Compensation Committee is to review and approve compensation plans and arrangements for the Company's executive officers and to periodically review and approve management's overall compensation plans for the Company's employees. The Committee reviews and approves incentive plan goals of executive officers, evaluates the performances of the Chief Executive Officer, reviews and approves the Chief Executive Officer's evaluation of other executive officers and approves all elements of executive officer compensation, including salaries, annual cash incentives and equity awards. During the year ended September 30, 2013, the Compensation Committee met four times. The Company has established a Compensation Committee Charter that sets forth the Compensation Committee's principal accountabilities. This Charter is available on our website, www.xrscorp.com.

Governance and Nominating Committee

The purpose of the Governance and Nominating Committee is to (i) oversee corporate governance matters; (ii) approve director-nominees to be considered for election by shareholders and for election by the Board of Directors to fill any vacancy or newly created directorship; and (iii) make recommendations to the Board concerning the appropriate size and composition of the Board of Directors and each Board committee, and the establishment of new Board committees. The Governance and Nominating Committee met one time regarding fiscal 2013 matters. The Company has established a Governance and Nominating Committee Charter that sets forth the Governance and Nominating Committee's principal accountabilities. This Charter is available on our website, www.xrscorp.com.

Nomination of Director Candidates

Nominees for election to the Board of Directors of the Company are selected by the Governance and Nominating Committee, subject to the rights of JDSTG, and holders of the Series B and Series G Preferred Stock (refer to Notes 5, 6, 7 and 8 of the table in the “Principal Shareholders and Ownership of Management” section above). To date, all director nominees (other than nominees of JDSTG, and holders of the Series B and Series G Preferred Stock) have been identified by current directors or management. We do not have a formal policy regarding the consideration of diversity in identifying director nominees. The Governance and Nominating Committee does consider, among other things, a director nominee's potential contribution to the diversity of background and experience of our Board of Directors, including with respect to age, gender, international background, race and specialized experience. We have not engaged a third party (for a fee or otherwise) to identify candidates and, other than nominees of JDSTG, and holders of the Series B and Series G Preferred Stock, we have not received a proposed candidate from a source outside of the Company. However, the Governance and Nominating Committee would consider any candidate proposed in good faith by a shareholder. To do so, a shareholder should send the candidate's name, credentials, contact information, and his or her consent to be considered as a candidate to our Chairman and Chief Executive Officer, John J. Coughlan. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Governance and Nominating Committee evaluates candidates based on financial literacy, knowledge of the Company's industry or other background relevant to the Company's needs, status as a stakeholder in the Company, “independence” for purposes of compliance with the rules of the SEC and NASDAQ, and willingness, ability, and availability for service.

Shareholder Communication with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Chief Executive Officer or Chief Financial Officer with a request to forward the same to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of our Board Chairman, John J. Coughlan, or to the attention of the Chairman of our Audit Committee, Michael J. Paxton, in care of the Company at the Company address. All such communications will be forwarded unopened.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP (Grant Thornton) as our independent registered public accounting firm for the fiscal year that began October 1, 2013 and has further directed that management submit the selection of Grant Thornton for ratification by shareholders at the Annual Meeting. Grant Thornton has audited our consolidated financial statements since 1999. A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

None of the provisions of our Bylaws, other governing documents or applicable law, require shareholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Board is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

Independent Registered Public Accounting Firm

The Audit Committee has selected Grant Thornton as our independent registered public accounting firm, referred to herein as independent accountants, for the fiscal year ending September 30, 2014. Representatives of Grant Thornton are expected to be present at our 2014 Annual Meeting of Shareholders to be held on February 20, 2014. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

Aggregate fees billed by Grant Thornton in connection with the audit of our consolidated financial statements for the years ended September 30, 2013 and 2012 included in our report on Form 10-K, and for review of our quarterly consolidated financial statements included in our reports on Form 10-Q during each year, totaled $189,000 and $198,000, respectively. No leased personnel were utilized by Grant Thornton in connection with any audit services provided to us.

Audit Related Fees

Aggregate fees billed by Grant Thornton for audit related services during each of the fiscal years ended September 30, 2013 and 2012, totaled $10,000. Fees in fiscal 2013 and 2012 related to the audit of the Company's 401(k) plan.

Tax Fees

There were no fees billed by Grant Thornton for tax compliance, advisory and/or planning services during the fiscal years ended September 30, 2013 and 2012.

All Other Fees

Aggregate fees billed by Grant Thornton for other products and services during each of the fiscal years ended September 30, 2013 and 2012, totaled $3,000. Fees in fiscal 2013 and 2012 related to the use of an electronic research tool.

Auditor Fees Pre-approval Policy

The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent accountants to the Company. The policy requires that all services to be provided by Grant Thornton, the Company's independent accountant, including audit services and permitted audit-related and non-audit services in excess of $10,000, must be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by Grant Thornton during fiscal 2013.

Our Board of Directors recommends a vote “FOR” Proposal 2
To ratify the appointment of our independent registered public accounting firm

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth information concerning our executive officers:

Name	Age	Position
John J. Coughlan	55	Chairman of the Board and Chief Executive Officer
Brendan F. Reidy	60	President, Chief Operating Officer and Chief Technology Officer
Michael W. Weber	49	Chief Financial Officer and Principal Financial and Accounting Officer
James F. DeSocio	58	Executive Vice President of Field Operations

John J. Coughlan: Mr. Coughlan has served as Chairman and Chief Executive Officer since joining XRS in October 2006. Prior to joining XRS, he was involved in a business consulting practice. Through June 2005, he served as president and CEO of Lawson Software, Minnesota's largest software company. Mr. Coughlan joined Lawson Software in 1987 and became CEO in February 2001 prior to the Lawson's initial public offering in December 2001. In addition to his responsibilities at XRS, Mr. Coughlan is an active regional business advocate and serves on the board of directors for the local organization, Minnesota Adult and Teen Challenge.

Brendan F. Reidy: Mr. Reidy joined XRS in March 2013 as President and Chief Operating Officer, and added Chief Technology Officer to his role in October 2013. Mr. Reidy is the former chairman and CEO of Clarus Systems in Redwood City, CA. He has held executive-level positions at Qwest Communications/US West, Litton Integrated Automation and Software Alliance Corp. In addition, he has served as a director of several technology companies including eGistics, Arantech, Evolving Systems and Greenbrier & Russel. In addition, he was a venture partner at Trident Capital. Mr. Reidy received an A.B. in Political Science from Stanford University, and an MBA from the Wharton School at the University of Pennsylvania.

Michael W. Weber: Mr. Weber was appointed our Chief Financial Officer in October 2012. Mr. Weber joined the Company as Director of Finance and Controller in April 2007 and was appointed Vice President of Finance in March 2011. Since July 2012, he has served as our Principal Financial and Principal Accounting Officer. Mr. Weber brought significant financial and compliance expertise to the Company having served as the director of compliance and external reporting and controller at CNS, Inc. In addition, Mr. Weber served as vice president and chief financial officer for the consumer brands division of Schwan’s Sales Enterprises, Inc. Mr. Weber obtained a B.S. in Accounting and Business from St. John’s University and is a licensed CPA.

James F. DeSocio: Mr. DeSocio joined XRS in January 2013 as Executive Vice President, Field Operations. Mr. DeSocio most recently held the position of Executive Vice President of Sales and Business Development at Antenna Software, Inc., where from December 2007 until June 2012 he was responsible for international sales and business development for this cloud-based mobility software company. From June 2004 until July 2007, Mr. DeSocio was Chief Executive Officer for Riskclick, Inc., a provider of cloud-based underwriting solutions for the property and casualty insurance market. From 1991 until June 2004, he held several sales leadership positions with Lawson Software, Inc., an enterprise software provider, most recently serving as Lawson's Executive Vice President for the retail industry market and for Lawson's global field operations.

Summary Compensation Table

The following table sets forth information about all compensation (cash and non-cash) awarded to, earned by or paid to our Chief Executive Officer and our two most highly compensated other executive officers who were serving as executive officers at the end of fiscal 2013 (collectively, our “Named Executive Officers”) for the fiscal years ended September 30, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-equity Incentive Plan Compensation (3)	All Other Compensation ($)	Total ($)
John J. Coughlan	2013	300,000	27,190	35,226	294,000	5,272	661,688
Chairman and CEO	2012	300,000	49,507	55,447	75,000	5,272	485,226
Brendan F. Reidy (4)	2013	161,539	136,500	225,000	171,500	—	694,539
President, Chief Operating Officer and Chief Technology Officer
Michael W. Weber (5)	2013	218,273	30,543	50,222	107,800	—	406,838
Chief Financial Officer and Principal Financial and Accounting Officer

(1)
Stock awards are composed of restricted stock units which vest over a 3-year period and whose aggregate grant date fair value is determined by multiplying the number of restricted stock units granted by the closing sale price of a share of the Company’s common stock on the NASDAQ stock market on the date of grant.

(2)
The aggregate grant date fair value of option awards is calculated by using a Black-Scholes option pricing model. See Note 8, Stock-Based Compensation, to the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for a description of the valuation assumptions used.

(3)	Refer to the section entitled “Annual Performance-Based Variable Compensation” below for discussion regarding this incentive compensation.

(4)	Mr. Reidy joined XRS Corporation in March 2013 as President and Chief Operating Officer.

(5)	Mr. Weber first became a Named Executive Officer of XRS Corporation in fiscal 2013.

Elements of Direct Compensation for Named Executive Officers

The Company uses a combination of cash salary, annual performance-based variable compensation (currently paid in the form of cash) and grants of long-term incentives (in the form of stock options and restricted stock units) as the three elements of total direct compensation for Named Executive Officers. The proportion of total compensation that is dependent on the Company's business performance (or is “at risk”) varies by position and increases with higher levels of responsibility. The methods by which the amounts of fiscal 2013 compensation for Named Executive Officers were established are described in the following sections for each element of direct compensation.

Salary

The salaries reported in the “Summary Compensation Table” reflect actual cash paid for the 2013 fiscal year. The salary level for each Named Executive Officer was established by the Compensation Committee considering both the survey and comparable company data for equivalent positions.

Annual Performance-Based Variable Compensation

Selection of Performance Metrics

For fiscal 2013, the Compensation Committee designed a short-term incentive program (STIP) driven by three performance measures that it determined were appropriate to drive desired business behavior for XRS Corporation and would correlate positively with total shareholder return. These measures involved the Company's targeted goals with respect to (i) $9.2 million in new annualized software contract value, (ii) $46.0 million in software revenue and (iii) $5.3 million in non-GAAP earnings.

Establishment of Formula-Based STIP Goals and Payout Approach

The Compensation Committee designed the formula-based STIP compensation plan to provide material payouts if the performance goals were exceeded and no payouts if the threshold levels were not achieved. The factors considered by the Compensation Committee when determining the performance goals included management's internal operating plan and expected industry performance.

Payout Based on Performance Against Goals

For fiscal 2013, the Company's overall performance of 98.2 percent of target, as evaluated by the Compensation Committee, led to the determination that STIP performance metrics were achieved and therefore payouts were made under the STIP compensation plan.

Long-Term Incentive Awards

In addition to the above, each of the Company's executive officers is eligible to receive equity compensation in the form of stock options and restricted stock units pursuant to the Company's 2007 Long-Term Incentive and Stock Option Plan. It is believed that through this equity-based plan, the economic interests of the executives are more closely aligned to those of the shareholders. It is also believed that this approach will allow the Company to use equity as an incentive in a balanced manner that supports the recruitment and retention of top talent.

The stock option awards granted to the Named Executive Officers in fiscal 2013 vest in equal installments on the first, second and third anniversaries of the date of grant (if the recipient is an employee on the vesting date) and expire on the earlier of (i) three months after termination of employment (lengthened to 12 months after termination due to death or disability) or (ii) ten years after the date of grant. Those stock options are exercisable in full immediately before a sale of the Company or a majority of the Company's common stock, unless the successor provides substitute stock options after that sale.

The restricted stock unit (RSU) awards granted to the Named Executive Officers in fiscal 2013 vest in equal installments on the first, second and third anniversaries of the date of grant (if the recipient is an employee on the vesting date). Once vested, RSUs entitle the Named Executive Officers to receive shares of the Company's common stock upon settlement. Settlement occurs after the earliest of the following to occur: (i) five years from the date of issuance, (i) termination of employment or (iii) a change in control of the Company (defined as a change in ownership under Treasury Regulation § 1.409A-3(i)(5), which generally includes a sale of substantially all of the Company's assets or a sale of a majority of the Company's capital stock). The portion of the RSU awards subject to the current vesting period will vest upon the death of a recipient or a change in control of the Company.

Benefit Plans Available to Named Executive Officers

The Company's practice is to make available to Named Executive Officers essentially the same benefit plans generally available to other employees in the Company. A review of comparable company benefits offerings determined that the Company provides competitive benefit plans.

Employment Agreements

The Company executed an employment agreement with John J. Coughlan on October 1, 2006. This agreement provides for a minimum base salary, and an annual incentive bonus based on revenue, profitability and other objectives. The agreement is for a period of two years and is automatically renewed for successive two-year periods unless terminated by ninety-day notice in advance of renewal. The agreement automatically renewed on October 1, 2012. The agreement also contains provisions that prohibit the Company from materially altering position, duties, benefit plans or incentive plans. The agreement also contains provisions providing for certain benefits upon a termination of employment or a change in control of the Company, as described in the section entitled “Termination of Employment and Change in Control Arrangements”.

Outstanding Equity Awards as of September 30, 2013

The following table sets forth the number of shares representing both exercisable and unexercisable stock options, and vested and unvested stock awards held by each of the Named Executive Officers as of September 30, 2013, as follows:

	Option Awards					Stock Awards (1)
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)		Market Value of Units of Stock That Have Not Vested ($) (12)
Name	Exercisable	Unexercisable
John J. Coughlan	300,000	—		5.40	10/1/2016
	46,666	—		2.99	2/6/2018
	150,000	—		2.00	2/4/2019
	166,423	—		2.89	11/3/2019
	113,771	56,885	(2)	2.85	2/2/2021
	33,604	67,209	(3)	1.33	2/8/2022
		81,921	(4)	0.85	2/6/2023
						16,234	(5)	45,780
						24,816	(6)	69,981
						31,988	(7)	90,206

Brendan F. Reidy	—	225,000	(8)	1.82	3/11/2023
						75,000	(9)	211,500

Michael W. Weber	15,000			4.33	5/14/2017
	6,667			2.99	2/6/2018
	15,000			2	2/4/2019
	9,150			2.89	11/3/2019
	11,313	5,657	(2)	2.85	2/2/2021
	6,348	12,695	(3)	1.33	2/8/2022
	—	100,000	(10)	0.69	11/7/2022
	—	40,050	(4)	0.85	2/6/2023
						1,615	(5)	4,554
						4,688	(6)	13,220
						25,000	(11)	70,500
						15,639	(7)	44,102

(1)	Consists of restricted stock unit awards, which vest over a three-year period.

(2)	Remaining options will vest on February 2, 2014.

(3)	Remaining options will vest in equal increments on February 8, 2014 and 2015.

(4)	Options will vest in equal increments on February 6, 2014, 2015 and 2016.

(5)	Remaining restricted stock units will vest on February 2, 2014.

(6)	Remaining restricted stock units will vest in equal increments on February 8, 2014 and 2015.

(7)	Restricted stock units will vest in equal increments on February 6, 2014, 2015 and 2016.

(8)	Options will vest in equal increments on March 11, 2014, 2015 and 2016.

(9)	Restricted stock units will vest in equal increments on March 11, 2014, 2015 and 2016.

(10)	Options will vest in equal increments on November 7, 2013, 2014 and 2015.

(11)	Restricted stock units will vest in equal increments on November 7, 2013, 2014 and 2015.

(12)
Market value calculated by multiplying the number of unvested restricted stock units by the closing sale price of a share of the Company's common stock on the NASDAQ stock market on September 30, 2013 ($2.82 per share).

Termination of Employment and Change-in-Control Arrangements

Under Mr. Coughlan's employment agreement, if the Company terminates his employment without cause or if he terminates his employment for good reason (and neither termination occurs within six months before or two years after a change of control of the Company), Mr. Coughlan is entitled to receive one year of salary continuation, an annual incentive bonus in the amount of 50 percent of his annual base salary, partial acceleration of vesting of all outstanding equity awards (accelerating by the longer of one year or by the remainder of the then current two-year term of his employment agreement), and certain other benefits. Under that same agreement, if the Company terminates his employment without cause or if he terminates his employment for good reason, and either of such terminations occurs within six months before or two years after a change of control of the Company, Mr. Coughlan is entitled to receive one year of salary continuation, an annual incentive bonus in the amount of 100 percent of his annual base salary, 100 percent acceleration of vesting of all outstanding equity awards and certain other benefits. The agreement restricts Mr. Coughlan from competing with the Company during and for a period of one year beyond employment with the Company, and restricts Mr. Coughlan from disclosing certain confidential information. Under Mr. Coughlan's employment agreement: “cause” generally means conviction of a felony, material dishonesty, gross negligence or willful misconduct; “good reason” generally means diminution of position, duties, salary, equity awards or overall benefits; and a “change of control” generally means the sale or transfer of 55 percent or more of the Company's outstanding capital stock, a change in the majority of members of the Board of Directors, or a sale of all or substantially all of the assets of the Company.

The Company has executed severance agreements with Messrs. Reidy and Weber which entitle each of them to one year of salary continuation, in addition to certain other benefits, in the event that (i) the Company terminates his employment without cause (whether or not a change of control of the Company has occurred) or (ii) he terminates employment for good reason within six months after a change of control. Under those agreements, “cause” generally means conviction of a felony or gross misdemeanor, fraud, misappropriation or breach of material obligations to the Company; a “change of control” generally means the sale or transfer of 55 percent or more of the Company's outstanding capital stock, a change in the majority of members of the Board of Directors, or a sale of all or substantially all of the assets of the Company; and “good reason” generally means an assignment inconsistent with his position, duties, responsibilities and status.

The Company's Named Executive Officers are eligible to participate in the Company's 401(k) Profit Sharing Plan on the same basis as all other full-time employees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10 percent of the Company's common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10 percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended September 30, 2013, the Company's officers, directors and greater than 10 percent beneficial owners timely filed all reports they were required to file under Section 16(a).

Indemnification of Directors and Officers

Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended. Article V of the Company's Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company's indemnification obligation. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability that may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith. In addition, the Company has entered into indemnification agreements with Trident Capital and its representatives who serve as directors on our Board of Directors, which may supplement the indemnification provisions available to them under Minnesota law. The Company has also entered into similar indemnification agreements with the TCV and its representatives who serve as directors on our Board of Directors.

As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith and acts resulting in improper personal benefit to the director.

Certain Relationships and Related Person Transactions

As of January 3, 2014, JDSTG was the record holder of 2,144,060 shares of the Company's common stock. Under the terms of a Stock Purchase Agreement between the Company and JDSTG, as amended, JDSTG has certain rights with respect to corporate actions, including the right to nominate and replace up to three members of our Board of Directors.

As of January 3, 2014, TCV held a substantial portion of our outstanding shares of Series G Preferred Stock, representing the right to vote 9,166,666 shares of our common stock on an as-converted basis. Under the terms of our Certificate of Designation of Preferences of Series G Preferred Stock, TCV (as the majority holder of our outstanding Series G Preferred Stock) has the right to nominate, replace and vote as a separate class with respect to a member of our Board of Directors. In addition, TCV has certain rights of first refusal on certain new equity issuances by us, which is intended to provide TCV with an opportunity to maintain its current ownership. A Voting Agreement among us, TCV and JDSTG is in place to further support certain of TCV's rights.

Christopher P. Marshall, a member of our Board of Directors, is a general partner of an entity affiliated with TCV, which participated in the Series G Preferred Stock. Mr. Marshall is also a former managing director of Trident Capital and, therefore, was affiliated with Trident Capital until 2008. Mr. Marshall was named by TCV as its nominee for election to our Board of Directors at the Annual Meeting.

As of January 3, 2014, Trident Capital held all of our outstanding shares of Series B, Series C and Series D Preferred Stock and portions of our outstanding shares of Series F and Series G Preferred Stock, representing the right to vote 7,077,348 shares of our commons stock on an as-converted basis. Under the terms of our Certificate of Designation of Preferences of Series B Preferred Stock, Trident Capital (as the sole holder of our outstanding shares of Series B Preferred Stock), has the right to nominate, replace and vote as a separate class with respect to up to two members of our Board of Directors. In addition, Trident Capital has certain rights of first refusal on certain new equity issuances by us, which is intended to provide Trident Capital with an opportunity to maintain its current ownership. An Amended and Restated Voting Agreement among us, JDSTG and Trident Capital is in place to further support certain of Trident Capital's rights.

Donald R. Dixon, a member of our Board of Directors, is a Managing Director of entities affiliated with Trident Capital and was named by Trident Capital as its sole nominee for election to our Board of Directors at the Annual Meeting.

Related Person Transactions

We have an unwritten policy of reviewing financial transactions in which we are a participant and in which a related person has a direct or indirect interest in the transaction involving at least $120,000 in value. For purposes of this policy, related persons include all of our directors and executive officers, any nominee for director, any immediate family member of a director, nominee for director or executive officer of the Company and any holder of more than 5 percent of our common stock, or an immediate family member of such holder. Generally, the Audit Committee of our Board of Directors has responsibility for reviewing such significant related party transactions. However, our Board of Directors may instead cause a special committee of directors to review such a transaction, provided that no member of the special committee has a direct or indirect interest in the transaction under review. Such a transaction will only be approved if the reviewing committee determines that the transaction is beneficial to the Company and the terms of the transaction are fair to us in light of all circumstances surrounding the transaction.

AUDIT COMMITTEE REPORT

The Audit Committee (the Committee) of our Board of Directors is comprised of four directors, all of whom are “independent directors” as defined by the NASDAQ Stock Market Rules. The Board of Directors has determined that all Audit Committee members are financially literate and each member has financial management expertise. In addition, the Board of Directors has determined that all members are qualified audit committee financial experts as defined in by the SEC.

The Committee is responsible for the selection of the Company's independent registered public accounting firm, referred to herein as independent accountants. Management is responsible for the Company's internal controls and the financial reporting process; the independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. In this context, the Committee has met and held discussions with management and the independent accountants. The Committee is also responsible for overseeing messages received on the Company's whistleblower alert line and, in that regard, the chair of the Committee receives notices of all messages along with the general counsel and human resources.

The Committee has received from the independent accountants the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, has discussed with the accountants their independence and has satisfied itself as to the accountants' independence.

The Committee has discussed with management and the independent accountants the consolidated financial statements and the quality and adequacy of the Company's internal controls. The Committee has also reviewed with the independent accountants their audit plans, audit scope and identification of audit risks.

In addition, the Committee has discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Financial Accounting Standards Board Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements.

Based upon the Committee's discussion with management and the independent accountants, the Committee's review of the representation of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Form 10-K filed with the SEC for the fiscal year ended September 30, 2013.

Members of the Audit Committee:

Michael J. Paxton (Chairman)
Mark E. Claeys
Donald R. Dixon
Karen T. Van Lith

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 2002 Long-Term Incentive and Stock Option Plan and the 2007 Long-Term Incentive and Stock Option Plan. Set forth below is information as of September 30, 2013, regarding shares that may be issued under the plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)	2,954,971	$2.23	412,967
Equity compensation not approved by security holders	—	—	—
Total	2,954,971	$2.23	412,967

(1)
The 2007 Long-Term Incentive and Stock Plan (the 2007 Plan) has an evergreen provision in which the maximum number of shares that may be issued under the 2007 Plan shall be cumulatively increased on January 1, 2008, and on each January 1 thereafter for nine years by the lesser of (i) 500,000 Common Shares, (ii) 3.0 percent of the Company’s outstanding Common Shares, on an as-converted basis, as of the preceding December 31 and (iii) a number of common shares determined by the Board of Directors or Compensation Committee.

PROPOSALS FOR THE 2015 ANNUAL MEETING
Shareholder proposals, including nominees for election to serve as a director of our Company, intended to be included in our proxy materials for our 2015 Annual Meeting of Shareholders must be received by us at our principal executive office no later than September 22, 2014, to be considered for inclusion in the proxy statement and proxy card for that meeting.
Pursuant to our Bylaws, any other shareholder proposals to be brought before the 2015 Annual Meeting of Shareholders must be received no later than November 22, 2014, and provide the information required under Section 2.11 of our Bylaws.

XRS CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Thursday, February 20, 2014
3:30 P.M.
Hilton Minneapolis/Bloomington
3900 American Boulevard West
Bloomington, Minnesota 55437

XRS CORPORATION 965 Prairie Center Drive Eden Prairie, MN 55344	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints each of John J. Coughlan and Michael W. Weber as proxy, with full power of substitution, to vote all of the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XRS Corporation (the Company) to be held Thursday, February 20, 2014, at Hilton Minneapolis/Bloomington, 3900 American Boulevard, Bloomington, Minnesota, 55437, at 3:30 p.m. or at any adjournment thereof, upon any and all matters that may properly come before the meeting or any adjournment thereof, hereby revoking all former proxies.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

All common stock and Preferred Stock of the Company held by you will be voted in each class and series for which such stock is entitled to vote as directed in your proxy.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

				Please detach here

The Board of Directors Recommends a Vote FOR all nominees and FOR all Proposals.

1.	Proposal 1 - Election of directors duly nominated:	01	John J. Coughlan	05	Karen T. Van Lith	☐		Vote FOR		☐	Vote WITHHELD
		02	Thomas G. Hudson	06	Donald R. Dixon (1)			all nominees			from all
		03	Michael J. Paxton	07	Christopher Marshall (2)			(except as marked)			nominees
		04	Mark E. Claeys

(1) Donald R. Dixon is being voted on solely by the holders of the Series B Preferred Stock of the Company.
(2) Christopher P. Marshall is being voted on solely by the holders of the Series G Preferred Stock of the Company.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Proposal 2 - Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014:						☐	For ☐	Against		☐ Abstain

3.	The authority to vote, in his discretion, on all other business that may properly come before the meeting

Attending Meeting? Mark Box ☐

Address Change?: Mark box, sign and indicated changes below: ☐								Date

						Signature(s) in Box

PLEASE SIGN exactly as name appears. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If partnership, please sign in partnership name by an authorized person.

						PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.